AMENDED AND RESTATED

ADVANCE FORMULA AGREEMENT

This Amended and Restated Advance Formula Agreement (the “Agreement”) is entered into as of April 16, 2015, by and among the financial institutions from time to time signatory hereto (individually, a “Lender” and collectively, the “Lenders”), California Bank & Trust, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Owens Realty Mortgage, Inc., a Maryland corporation (“Borrower”). The Lenders are California Bank & Trust and First Bank and the terms “Lender” and “Lenders” includes Agent in its capacity as provider of Swing Line Loans.

Concurrent herewith, Borrower has executed and delivered unto (a) California Bank & Trust (in its capacity as a lender), that certain Amended and Restated Master Revolving Note dated as of the date hereof, made in the principal amount of Twenty Million Dollars ($20,000,000.00) and (b) First Bank (in its capacity as a lender), that certain Master Revolving Note dated as of the date hereof, made in the principal amount of Ten Million Dollars ($10,000,000.00) (each as the same may be amended, modified, supplemented, extended, renewed, restated, substituted and/or replaced from time to time, and whether in a greater or lesser amount, the “Master Revolving Notes”).

Borrower’s liabilities, obligations and indebtedness under or pursuant to the Master Revolving Notes are secured pursuant to certain collateral documents, including, without limit, that document entitled Amended and Restated Security Agreement, those documents entitled Deed of Trust, Security Agreement and Fixture Filing (with Assignment of Rents and Leases), and those documents entitled Pledge Agreement (Real Property Secured Note) or Amended and Restated Pledge Agreement (Real Property Secured Note), each executed by Borrower with or for the benefit of Agent, for and on behalf of Lenders, and delivered to Agent (as the same may be amended, modified, supplemented, extended, renewed, restated, substituted and/or replaced from time to time, and together with other documents that may now or hereafter constitute or evidence a grant of a security interest by Borrower in favor of Agent, for and on behalf of Lenders. the “Collateral Agreements”).

This Agreement amends and restates in its entirety, without novation, that certain Advance Formula Agreement dated February 5, 2014 by and between California Bank & Trust and Borrower, and any indebtedness outstanding thereunder shall be deemed to be outstanding under this Agreement.

1.	DEFINITIONS

A.
APPRAISED VALUE.  “Appraised Value” means the “as-is” market value of real property, as determined by Agent from time to time using a reasonable and appropriate method which (i) conforms to then-current regulatory requirements, (ii) is determined by Agent to be reasonable and appropriate under the circumstances, and (iii) takes into account then-current market conditions, including vacancy factors, rental rates and concessions.

B.	ELIGIBLE LOAN NOTE. "Eligible Loan Note" means a Loan Note (as herein defined) acquired by Borrower* in the ordinary course of Borrower's business which meets each of the following requirements:

i.	The Loan Note is a promissory note payable to the order of Borrower;

ii.
The Loan Note is a valid, legally enforceable obligation of the maker of the Loan Note to Borrower, is not subject to any offset, counterclaim or other defense on the part of such maker or any claim on the part of such maker denying liability thereunder in whole or in part;

iii.	The outstanding principal balance owed on the Loan Note does not exceed Ten Million Dollars ($10,000,000.00) unless Agent in its sole and absolute discretion agrees otherwise;

iv.
The Loan Note is secured by a perfected first priority deed of trust or mortgage on real property located in the Western United States, by a perfected first priority assignment of rents and leases on such real property, and by a perfected first priority security interest in the improvements and personal property affixed to, attached to or located on such real property, and is not subject to a deed of trust/mortgage or other lien except in favor of Borrower;

v.
Borrower has provided to Agent such information and documents about the environmental condition of the real property subject to the deed of trust or mortgage that secures the Loan Note as Agent has requested, and Agent is satisfied with the environmental condition of the real property, in its sole and absolute discretion;

vi.	All payments payable under the Loan Note are either current or not more than 60 days past due if the Loan Note has not yet matured or, if the Loan Note has matured, are not more than 90 days past due;

vii.	All property taxes on the real property that secures the Loan Note have been paid current;

viii.
Insurance, in type and amount acceptable to Agent, is in effect for the real property that secures the Loan Note, for which Borrower, Agent and Lenders are each named as loss payee and/or additional insured, as applicable;

ix.
Borrower has received title insurance, from a title insurance company and in type and amount acceptable to Agent, insuring Borrower’s interest in the deed of trust/mortgage and the real property that is the subject of the deed of trust/mortgage, and the title insurance policy states that successors in ownership of the indebtedness secured by the deed of trust/mortgage are also insureds;

x.	The ratio of (a) the outstanding principal balance of the Loan Note to (b) the then-current Appraised Value of the real property that secures the Loan Note is less than or equal to 75%;

xi.	The maker of the Loan Note is not an officer, employee, partner, joint venture, agent, subsidiary or affiliate of Borrower;

xii.
None of the following has occurred with respect to the maker of the Loan Note: (a) the maker, or any partner of the maker, has died; (b) the dissolution, liquidation, termination of existence, insolvency or business failure of the maker has occurred, (c) the appointment of a receiver for any part of the property of the maker has occurred, (d) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the maker has occurred, or (e) Borrower or Agent has received notice of the imminent occurrence of any of the foregoing with respect to such maker;

xiii.
The Loan Note strictly complies with all Borrower’s representations and warranties to Agent and Lenders set forth in this Agreement, the Collateral Agreements and any other agreement(s) between Borrower and Agent or Borrower and Lenders or made by Borrower for the benefit of Agent and/or Lenders;

xiv.	Borrower has executed and delivered to Agent a Pledge Agreement (Real Property Secured Note), in form and substance satisfactory to Agent, with respect to the Loan Note;

xv.	The original Loan Note, duly endorsed by Borrower in blank, has been delivered by Borrower to Agent;

xvi.
A Collateral Assignment of Deed of Trust (or mortgage, as the case may be), duly executed and acknowledged in form acceptable to Agent, has been delivered by Borrower to Agent, which Agent may, in its sole and absolute discretion, record with the appropriate Recorder’s office;

xvii.
The Loan Note does not evidence or reflect financing made for any of the following purposes, and the loan was not used for any of the following purposes:  a land loan, a single purpose property loan, an acquisition and development loan or a construction loan;

xviii.	The Loan Note is accepted by Agent as an Eligible Loan Note, in its sole and absolute discretion.

A Loan Note which is at any time an Eligible Loan Note, but which subsequently fails to meet any of the foregoing requirements other than (xviii), shall forthwith cease to be an Eligible Loan Note and shall be immediately deducted from the calculation of Eligible Loan Notes.

*Notwithstanding the foregoing, if Agent in its sole and absolute discretion so agrees, a Note that otherwise qualifies as an Eligible Loan Note may qualify for that designation if it is payable to an entity that is a wholly owned subsidiary of Borrower (“Subsidiary”), Borrower has pledged to Agent, for and on behalf of Lenders, all of its  interest in Subsidiary by a document in form and substance satisfactory to Agent, and the term “Borrower” in each of clauses i, ii, iv, viii, ix, xiv, xv, xvi, above, applies to Subsidiary, each of clauses xi, xii, xiii applies to both Borrower and Subsidiary, and Subsidiary provides such information, documents and certifications to Agent about the Note as Agent may require.  Notwithstanding the foregoing, if Agent in its sole and absolute discretion so agrees in writing, a Loan Note that otherwise qualifies as an Eligible Loan Note may qualify for that designation if there is a lien on the real property that secures the Loan Note that is junior in priority to the deed of trust/mortgage, the assignment of rents and leases, and the security interest that secure the Loan Note.

C.	ELIGIBLE OWNED REAL PROPERTY. “Eligible Owned Real Property” means “Owned Real Property” (as herein defined) which meets each of the following requirements:

i.	The Owned Real Property is owned by Borrower;**

ii.	The Owned Real Property is located in the western United States;

iii.	The environmental condition of the Owned Real Property is acceptable to Agent, in its sole and absolute discretion;

iv.	All property taxes on the Owned Real Property have been paid current;

v.	The Owned Real Property is operating, has an occupancy rate of at least 70%, and is generating a positive cash flow before taking into account debt service payable to Agent and Lenders;

vi.
Agent, for and on behalf of Lenders has a perfected first priority deed of trust/mortgage on the Owned Real Property, a perfected first priority assignment of rents and leases on the Owned Real Property, and a perfected first priority security interest in the improvements and personal property affixed to, attached to or located on the Owned Real Property, and none of the foregoing is subject to a deed of trust/mortgage or other lien other than in favor of Agent, for and on behalf of Lenders;

vii.	Insurance, in type and amount acceptable to Agent, is in effect for the Owned Real Property, for which Agent, and each of the Lenders is named as loss payee and/or additional insured, as applicable;

viii.
Agent has received title insurance, from a title insurance company and in type and amount acceptable to Agent, insuring Agent’s and Lenders’ interest in the deed of trust/mortgage on the Owned Real Property;

ix.	Borrower has executed and delivered to Agent an environmental indemnity with respect to the Owned Real Property, in form and substance acceptable to Agent in its sole and absolute discretion;

x.
The Owned Real Property strictly complies with all Borrower’s representations and warranties to Agent and Lenders set forth in this Agreement, the Collateral Agreements and any other agreement(s) between Borrower and Agent and/or Lenders or made by Borrower for the benefit of Agent for and on behalf of Lenders;

xi.	The Owned Real Property is accepted by Agent as Eligible Owned Real Property, in its sole and absolute discretion.

Owned Real Property which is at any time Eligible Owned Real Property, but which subsequently fails to meet any of the foregoing requirements other than (xi), shall forthwith cease to be Eligible Real Property and shall be immediately deducted from the calculation of Eligible Owned Real Property.

**Notwithstanding the foregoing, if Agent in its sole and absolute discretion so agrees, Real Property that otherwise qualifies as Eligible Owned Real Property may qualify for that description if it is payable to an entity that is a wholly owned subsidiary of Borrower (“Subsidiary”), Borrower has pledged to Agent, for and on behalf of all of its interest in Subsidiary by a document in form and substance satisfactory to Agent, the term “Borrower” in clause i applies to Subsidiary, and Subsidiary provides to Agent such information, documents and certifications to Agent about the real property as Agent may require.  Notwithstanding the foregoing, if Agent in its sole and absolute discretion so agrees in writing, Owned Real Property that otherwise qualifies as Eligible Owned Real Property may qualify for that designation if there is a lien on the Owned Real Property that is junior in priority to the deed of trust/mortgage, the assignment of rents and leases, and the security interest in favor of Agent, for and on behalf of Lenders.

D.
FORMULA LOANS. “Formula Loans” means, collectively, loans (including Swing Line Loans), advances and other credit made or extended by Lenders to or in favor of Borrower under or pursuant to and evidenced by the Master Revolving Notes, subject to the terms and conditions of this Agreement, the Master Revolving Notes, the Collateral Agreements and any other agreement(s) among Borrower, Agent and Lenders or by Borrower for the benefit of Agent and Lenders related thereto (as the same may be amended, modified, extended, renewed, restated, substituted and/or replaced from time to time, but excluding any environmental indemnity or guaranty, the “Loan Documents”).

E.	LOAN NOTE. “Loan Note” means a promissory note payable to the order of Borrower, that is secured by a deed of trust or mortgage on real property.

F.	OWNED REAL PROPERTY. “Owned Real property” means real property owned by Borrower.

G.
SWING LINE LOANS.  “Swing Line Loan” means any Formula Loan funded with Agent’s funds, which Loan automatically converts on the following day to a Formula Loan to be settled among Lenders and repaid by Borrower.

2.
ADVANCE FORMULA. For and in consideration of Lenders making the Formula Loans available to Borrower, Borrower warrants and agrees that the aggregate unpaid principal balance of Borrower's indebtedness to Agent and Lenders outstanding under the Formula Loans shall not at any time exceed the Advance Formula. The “Advance Formula” means the lesser of (i) the aggregate face amount of the Master Revolving Notes, or (ii) the sum of the following:

A.
With respect to each Eligible Loan Note, the lesser of 75% of the outstanding principal balance of that Eligible Loan Note and 50% of the then-current Appraised Value of the real property that secures that Eligible Loan Note; plus

B.	With respect to each Eligible Owned Real Property, 50% of the then-current Appraised Value of that Eligible Owned Real Property.

3.
FORMULA COMPLIANCE. If, at any time, the aggregate unpaid principal balance of Borrower's indebtedness to agent and Lenders outstanding under the Formula Loans exceeds the Advance Formula, Borrower shall immediately pay Agent sums sufficient to reduce the Formula Loans by the amount of such excess, without the necessity of notice or demand by Agent. The foregoing shall not limit, waive or otherwise affect any rights or remedies available to Agent or Lenders, whether under this Agreement, the Master Revolving Notes, the Collateral Agreements, or any other Loan Documents, at law or otherwise.

4.
LOAN FEE.  For and in consideration of First Bank making its portion of the Formula Loans available to Borrower, Borrower agrees to pay Agent, for the benefit of First Bank, a Loan Fee on the $10,000,000 made available by First Bank, in an amount equal to 0.25% per annum of such amount calculated on the number of days elapsing between the execution of this Agreement and the Maturity Date (as defined in the Master Revolving Notes) based on a 365 day year.  The Loan Fee is deemed earned, and immediately due, upon execution of this Agreement by Borrower, Lenders and Agent, and is not refundable.

5.
CERTIFICATES, SCHEDULES, REPORTS, AND RENT ROLLS. Borrower will deliver to Agent from time to time such agings, schedules, certificates, reports, and rent rolls as may be required by the Loan Documents. Borrower will deliver to Agent from time to time such additional schedules, certificates, reports, and rent rolls respecting all or any of the collateral pledged to Agent and Lenders (“Collateral”), the items or amounts received by Borrower in full or partial payment of any of the Collateral, and any goods (the sale or lease of which by Borrower shall have given rise to any of the Collateral) possession of which has been obtained by Borrower, all and as to such extent as Agent may request. Any such aging, schedule, certificate, report, or rent roll shall be executed by a duly authorized officer of Borrower and shall be in such form and detail as Agent may specify.

6.
INSPECTIONS; COMPLIANCE. Borrower shall permit Agent and its designees from time to time to make such inspections and audits, and to obtain such confirmations or other information, with respect to any of the Collateral as Agent is entitled to make or obtain under the Collateral Agreements or other Loan Document(s), and shall reimburse Agent on demand for all costs and expenses incurred by Agent in connection with such inspections and audits. Borrower shall further comply with all of the other terms and conditions of the Collateral Agreements and each of the other Loan Documents. Notwithstanding any of the provisions contained this Agreement or otherwise, Borrower hereby acknowledges and agrees that upon completion of any such inspection or audit Agent shall have the right to modify the percentage of Eligible Loan Notes and the percentage of Eligible Owned Real Property included within the Advance Formula under Section 2 above, based on its review of the results of such inspection or audit.

7.
DEFAULT. Any failure by Borrower to comply with this Agreement shall constitute a default under the Formula Loans and under the Master Revolving Notes, the Collateral Agreements and the Indebtedness, as defined therein, and each of the other Loan Documents, and Agent shall be entitled to exercise any and all rights and remedies available to it as a result of such default, whether under this Agreement, the Master Revolving Notes, the Collateral Agreements, or any other Loan Document(s), at law or otherwise.

8.
AMENDMENTS; WAIVERS; OTHER DOCUMENTS. This Agreement may be amended, modified or terminated only in writing duly executed by Borrower, Agent and Lenders. No delay by Agent or Lenders in requiring Borrower's compliance herewith shall constitute a waiver of such right. The rights granted to Agent and Lenders hereunder are cumulative, and in addition to any other rights Agent and Lenders may have by agreement or under applicable law. This Agreement shall supersede and replace in their entirety any prior advance formula agreements in effect between California Bank & Trust and Borrower. Borrower acknowledges and agrees that the Formula Loans are further subject to the terms and conditions of all other instruments, documents and agreements evidencing, governing, securing or otherwise relating to the Formula Loans.

9.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of laws principles.

10.
JURY WAIVER.  BORROWER, AGENT AND EACH LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

AGENT:                                                                                     BORROWER:

CALIFORNIA BANK & TRUST,	OWENS REALTY MORTGAGE, INC.,
As Agent	a Maryland corporation

By:_________________________________	By:_________________________________
Thomas C. Paton, Jr.	William C. Owens
Senior Vice President and Manager	President

LENDERS:

CALIFORNIA BANK & TRUST

By:_________________________________	Address: 456 Montgomery Street, 23rd Floor
Thomas C. Paton, Jr.	San Francisco, CA 94104
Senior Vice President and Manager	Facsimile No.: (415) 875-1456
Attn: Thomas C. Paton, Jr.

FIRST BANK

By:_________________________________	Address: 456 Montgomery Street, Suite 400
William G. Nelle, Jr.	San Francisco, CA 94104
Senior Vice President	Facsimile No.: (415) 398-7190
Attn: William G. Nelle, Jr.

ACKNOWLEDGED AND AGREED:

CALIFORNIA BANK & TRUST

By: _______________________________
          Thomas C. Paton, Jr.
          Senior Vice President and Manager